UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36439	91-1789357
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

12323 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

(402) 452-5400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on October 13, 2016, Transgenomic, Inc. (“Transgenomic”), New Haven Labs Inc., a wholly-owned subsidiary of Transgenomic, and Precipio Diagnostics, LLC (“Precipio”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Precipio will become a wholly-owned subsidiary of Transgenomic (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.

On April 13, 2017, Transgenomic completed the sale of an aggregate of $1.15 million of promissory notes (the “Bridge Notes”) in a bridge financing pursuant to a securities purchase agreement (the “Purchase Agreement”). Transgenomic may receive additional investments of up to $100,000 in connection with the bridge financing. The financing is intended to help facilitate the completion of Transgenomic’s merger with Precipio, which is expected to close during the second quarter of 2017. Transgenomic received net proceeds of $1,031,000 from the sale of the Bridge Notes.

The Bridge Notes have an annual interest rate of 4% and a 90-day maturity. Transgenomic may repay the Bridge Notes at any time in cash upon payment of a 20% premium. In connection with the issuance of the Bridge Notes, Transgenomic issued warrants (the “Bridge Warrants”) to acquire 1.15 million shares of Transgenomic common stock at an exercise price of $0.50 per share, subject to anti-dilution protection. The Purchase Agreement provides certain piggyback registration rights for the holders of the Bridge Warrants for a period of six months after the closing of the bridge financing.

As part of the bridge financing, Transgenomic agreed to loan 50% of the net proceeds from the sale of the Bridge Notes to Precipio pursuant to a promissory note (the “Precipio Note”) with an original principal amount of up to $561,500 upon substantially the same terms and conditions as the Bridge Notes. The payment of the Precipio Note is subordinated to the payment by Precipio of its secured $500,000 bank debt pursuant to a subordination agreement (the “Subordination Agreement”).

Aegis Capital Corp. acted as placement agent for the bridge financing and received a placement agent fee of $84,000 and warrants (the “Aegis Warrants”) to acquire 168,000 shares of Transgenomic common stock at an exercise price of $0.50 per share. The Aegis Warrants are identical to the Bridge Warrants except that the Aegis Warrants do not have anti-dilution protection.

The foregoing description of the Securities Purchase Agreement, the Bridge Notes, the Bridge Warrants, the Precipio Note and the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On April 17, 2017, Transgenomic issued a press release announcing the completion of the bridge financing. The press release is furnished as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Bridge Notes, the Bridge Warrants, the Aegis Warrants, and the subsequent issuance of Transgenomic common stock upon exercise of the Bridge Warrants or Aegis Warrants thereafter, is exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

2

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 13, 2017. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this Current Report on Form 8-K. All information in this Current Report on Form 8-K is as of the date of this report and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2017

Transgenomic, Inc.

By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

4

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of April 13, 2017, between Transgenomic, Inc. and the investors parties thereto.
10.2	Form of Bridge Notes.
10.3	Form of Bridge Warrant.
10.4	Precipio Note.
10.5	Subordination Agreement.
99.1	Press Release dated April 17, 2017.

5